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IDS Life Investment Series, Inc.
File No. 2-73115/811-3218

EXHIBIT INDEX

Exhibit 10:    Opinion and Consent of Counsel.

Exhibit 11:    Independent Auditors' Consent.

Exhibit 17:    Financial Data Schedules.

Exhibit 18(a): Directors' Power of Attorney, dated January 8, 1997.